UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

Ocean Power Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On April 8, 2019, Ocean Power Technologies, Inc. (the “Company”) closed its previously announced offering of common stock, pre-funded warrants and common warrants (the “Offering”). At the closing, the Company issued 900,000 shares of common stock, pre-funded warrants exercisable for 3,385,680 shares of common stock and common warrants exercisable for 4,285,680 shares of common stock. The Company also entered into a warrant agency agreement with Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent (the “Warrant Agency Agreement”), with respect to the common warrants and the pre-funded warrants issued in the Offering. A copy of the Warrant Agency Agreement is included as Exhibit 4.1 hereto and is incorporated herein by reference.

The Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In addition, on the same day, the Company issued an additional 642,000 shares of common stock and common warrants exercisable for 642,000 shares of common stock, pursuant to the exercise, in full, of the over-allotment option by the underwriter in the Offering.

Item 9.01 Financial Statements and Exhibits.

4.1*	Warrant Agency Agreement between Ocean Power Technologies, Inc. and Computershare, Inc. and Computershare Trust Company, N.A. dated April 8, 2019.

99.1*	Press Release dated April 9, 2019.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2019

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
Chief Executive Officer